Exhibit 5.1

[Schiff Hardin LLP Letterhead]

June 25, 2013

Board of Directors

Cytomedix, Inc.

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

Re:         Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Cytomedix, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of the Registration Statement on Form S-1 (SEC Registration No. 333-183703) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (“Act”). The Registration Statement covers the resale by the selling stockholders listed in the Registration Statement of up to 21,067,151 shares of the Company’s common stock, par value $.0001 (the “Common Stock”), consisting of: (i) shares of Common Stock issued upon the May 2012 conversion of the Company’s Series E Convertible Preferred Stock issued in February 2012 (the “Conversion Shares”), (ii) shares of Common Stock issued in the Company’s February 2012 private offering of securities (the “February Shares”), (iii) shares of Common Stock that issuable upon the exercise of certain warrants sold in the Company’s February 2012 private offering of securities (the “Investor Warrants”) (the “Investor Warrant Shares”); and (iv) shares of Common Stock issuable upon the exercise of certain warrants sold in February 2012 (the “Company Warrants”) (the “Company Warrant Shares”).

In rendering this opinion, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect and included as Exhibits 3(i) and (ii), respectively, to the Registration Statement; (ii) resolutions of the Company’s Board of Directors (the “Board”) authorizing the issuance of the Conversion Shares, the February Shares, the Investor Warrant Shares and the Company Warrant Shares; (iii) the Registration Statement; (iv) the form of Investor Warrants, (v) the form of the Investor Warrants and the Company Warrants, (vi) the Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (the “Certificate of Designation”), (v) the form of Subscription Agreement (the “Subscription Agreement”) and (vi) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.

Based upon the foregoing and in reliance thereon, subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that (i) the Conversion Shares issued pursuant to the Certificate of Designation and the Subscription Agreements has been duly authorized, validly issued, fully paid and nonassessable, and (ii) the Investor Warrant Shares and the Company Warrant Shares, upon the exercise of the Investor Warrants and the Company Warrants, respectively, and when issued by the Company in accordance with the terms of such respective warrants, will have been duly authorized, validly issued, fully paid and nonassessable.

This opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction. This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act. The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Schiff Hardin LLP